Exhibit 10.1

ISRAELI SHARE OPTION PLAN
FINAL

Gamida Cell Ltd.

THE 2003 ISRAELI SHARE OPTION PLAN

(*In compliance with Amendment No. 132 of the Israeli Tax Ordinance, 2002)

ISRAELI SHARE OPTION PLAN

TABLE OF CONTENTS

1.	PURPOSE OF THE ISOP	3
2.	DEFINITIONS	3
3.	ADMINISTRATION OF THE ISOP	6
4.	DESIGNATION OF PARTICIPANTS	8
5.	DESIGNATION OF OPTIONS PURSUANT TO SECTION 102	8
6.	TRUSTEE	9
7.	SHARES RESERVED FOR THE ISOP; RESTRICTION THEREON	10
8.	PURCHASE PRICE	11
9.	ADJUSTMENTS	11
10.	TERM AND EXERCISE OF OPTIONS	13
11.	VESTING OF OPTIONS	16
12.	SHARES SUBJECT TO RIGHT OF FIRST REFUSAL AND BRING ALONG	16
13.	PURCHASE FOR INVESTMENT; LIMITATIONS UPON IPO; REPRESENTATIONS	18
14.	DIVIDENDS	19
15.	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS	19
16.	EFFECTIVE DATE AND DURATION OF THE ISOP	19
17.	AMENDMENTS OR TERMINATION	20
18.	GOVERNMENT REGULATIONS	20
19.	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES	20
20.	GOVERNING LAW & JURISDICTION	20
21.	TAX CONSEQUENCES	20
22.	NON-EXCLUSIVITY OF THE ISOP	21
23.	MULTIPLE AGREEMENTS	21

ISRAELI SHARE OPTION PLAN

PREFACE

This plan, as amended from time to time, shall be known as the “Gamida Cell Ltd 2003 Israeli Share Option Plan” (the “ISOP”).

1.	PURPOSE OF THE ISOP

The ISOP is intended to provide an incentive to retain, in the employ of the Company and its Affiliates (as defined below), persons of training, experience, and ability, to attract new employees, directors, consultants, service providers and any other entity which the Board shall decide their services are considered valuable to the Company, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to the ISOP.

2.	DEFINITIONS

For purposes of the ISOP and related documents, including the Option Agreement, the following definitions shall apply:

2.1	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.2	“Approved 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

2.3           “Board” means the Board of Directors of the Company.

2.4	“Capital Gain Option (CGO)” as defined in Section 5.4 below.

2.5
“Cause” means, termination of Employee’s employment with Company as a result of the occurrence of any one of the following: (i) Employee has committed a dishonorable criminal offense; (ii) Employee is in breach of his duties of trust or loyalty to Company; (iii) Employee deliberately causes harm to Company’s business affairs; (iv) Employee breaches the confidentiality and/or non-competition and/or non-solicitation and/or assignment of inventions provisions of this Agreement; and/or (v) circumstances that do not entitle Employee to severance payments under any applicable law and/or under any judicial decision of a competent tribunal.

2.6	“Chairman” means the chairman of the Committee.

2.7	“Committee” means a share option compensation committee appointed by the Board, which shall consist of no fewer than two members of the Board.

ISRAELI SHARE OPTION PLAN

2.8	“Company” means Gamida Cell Ltd, an Israeli company.

2.9	“Companies Law” means the Israeli Companies Law 5759-1999.

2.10	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.11	“Date of Grant” means, the date of grant of an Option, as determined by the Board and set forth in the Optionee’s Option Agreement.

2.12	“Employee” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding Controlling Shareholder.

2.13	“Expiration date” means the date upon which an Option shall expire, as set forth in Section 10.2 of the ISOP.

2.14	“Fair Market Value” means as of any date, the value of a Share determined as follows:

(i) If the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Board deems reliable. Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be;

(ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

(iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

2.15
“IPO” means the underwritten initial public offering of the Company’s shares pursuant to a registration statement filed with and declared effective under the Israeli Securities Law, 1968, under the U.S. Securities Act of 1933, as amended, or under any similar law of any other jurisdiction.

ISRAELI SHARE OPTION PLAN

2.16	“ISOP” means this 2003 Israeli Share Option Plan.

2.17	“ITA” means the Israeli Tax Authorities.

2.18	“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

2.19	“Ordinary Income Option (OIO)” as defined in Section 5.5 below.

2.20	“Option” means an option to purchase one or more Shares of the Company pursuant to the ISOP.

2.21	“102 Option” means any Option granted to Employees pursuant to Section 102 of the Ordinance.

2.22	“3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is Non- Employee.

2.23	“Optionee” means a person who receives or holds an Option under the ISOP.

2.24	“Option Agreement” means the share option agreement between the Company and an Optionee that sets out the terms and conditions of an Option.

2.25	“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.26	“Purchase Price” means the purchase price for each Share underlying an Option.

2.27	“Section 102” means section 102 of the Ordinance as now in effect or as hereafter amended.

2.28	“Share” means the Company’s ordinary shares, NIS 0.01 par value each.

2.29	“Successor Company” means any entity into which or with the Company is merged or by which the Company is acquired, pursuant to a Transaction in which the Company is not the surviving entity.

2.30
“Transaction” means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of all or substantially all of the assets or shares of the Company.

2.31	“Trustee” means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

ISRAELI SHARE OPTION PLAN

2.32	“Unapproved 102 Option” means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

2.33	“Vested Option” means any Option, which has vested and is exercisable according to the Vesting Dates or otherwise (such as in the event of acceleration if applicable).

2.34	“Vesting Dates” means, with respect to each Option, the date as of which the Optionee shall be entitled to exercise such Option or a portion thereof, as set forth in section 11 of the ISOP.

3.	ADMINISTRATION OF THE ISOP

3.1
The Board shall have the power to administer the ISOP either directly or upon the recommendation of the Committee, all as provided by applicable law and in the Company’s Articles of Association. Notwithstanding the above, for all intents and purposes hereunder, the Board shall automatically have residual authority if no Committee shall be constituted or if such Committee shall cease or otherwise be unable to operate for any reason.

3.2
The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine or as otherwise specified in the Articles of Association of the Company. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.3
The Committee shall have the power to recommend to the Board and the Board shall have the full power and authority to: (i) designate Optionees; (ii) determine the terms and provisions of the respective Option Agreements (which need not be identical), including, but not limited to, the number of Options to be granted to each Optionee, the number of Shares to be covered by each Option, provisions concerning the time and the extent to which the Options may be exercised and the nature and duration of restrictions as to the transferability or restrictions constituting substantial risk of forfeiture and to cancel or suspend awards, as necessary; (iii) determine the Fair Market Value of the Shares covered by each Option; (iv) make an Election (as defined in Section 5.6 below) as to the type of Approved 102 Option; and (v) designate the type of  Options.

ISRAELI SHARE OPTION PLAN

The Committee shall have full power and authority to: (i) alter any restrictions and conditions of any Options or Shares subject to any Options (ii) interpret the provisions and supervise the administration of the ISOP; (iii) accelerate the right of an Optionee to exercise in whole or in part, any previously granted Option; (iv) determine the Purchase Price of the Option; (v) prescribe, amend and rescind rules and regulations relating to the ISOP in cases specifically set forth hereunder; and (vi) make all other determinations deemed necessary or advisable for the administration of the ISOP.

3.4
Notwithstanding the above, the Committee shall not be entitled to grant Options to the Optionees, however, it will be authorized to issue Shares underlying Options which have been granted by the Board and duly exercised pursuant to the provisions herein in accordance with section 112(a)(5) of the Companies Law.

3.5
The Board shall have the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the Purchase Price of the original Option so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the ISOP.

3.6
Subject to the Company’s Articles of Association, all decisions and selections made by the Board or the Committee pursuant to the provisions of the ISOP shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Option to be granted to that member. Any decision reduced to writing shall be executed in accordance with the provisions of the Company’s Articles of Association, as the same may be in effect from time to time.

3.7	The interpretation and construction by the Committee of any provision of the ISOP or of any Option Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

3.8
Subject to the Company’s Articles of Association, to applicable law, to the Company’s decision, and to all approvals legally required, , each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by such member, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the ISOP unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

ISRAELI SHARE OPTION PLAN

4.	DESIGNATION OF PARTICIPANTS

4.1
The persons eligible for participation in the ISOP as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate thereof; provided, however, that (i) Employees may only be granted 102 Options; and (ii) Non-Employees may only be granted 3(i) Options;.

4.2
The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify the Optionee from participating in, any other grant of Options pursuant to the ISOP or any other option or share plan of the Company or any of its Affiliates.

4.3
Anything in the ISOP to the contrary notwithstanding, all grants of Options to directors and office holders shall be authorized and implemented in accordance with the provisions of the Companies Law or any successor act or regulation, as in effect from time to time.

5.	DESIGNATION OF OPTIONS PURSUANT TO SECTION 102

5.1	The Company may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

5.2	The grant of Approved 102 Options shall be made under this ISOP adopted by the Board as described in Section 16 below, and shall be conditioned upon the approval of this ISOP by the ITA.

5.3	Approved 102 Option may either be classified as Capital Gain Option (“CGO”) or Ordinary Income Option (“OIO”).

5.4	Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as CGO.

5.5	Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as OIO.

5.6
The Company’s election of the type of Approved 102 Options as CGO or OIO granted to Employees (the “Election”), shall be appropriately filed with the ITA before the Date of Grant of an Approved 102 Option under such Election. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Option under such Electionand shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options under such Election. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

ISRAELI SHARE OPTION PLAN

5.7	All Approved 102 Options must be held in trust by a Trustee, as described in Section 6 below.

5.8
For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

5.9
With regards to Approved 102 Options, the provisions of the ISOP and/or the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the ISOP and of the Option Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the ISOP or the Option Agreement, shall be considered binding upon the Company and the Optionees.

6.	TRUSTEE

6.1
Approved 102 Options which shall be granted under the ISOP and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee (and registered in the Trustee’s name on behalf of the respective Optionee in the shareholders register of the Company) and held for the benefit of the Optionees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Holding Period”). All certificates representing Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the aforesaid trust as herein provided. In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options may be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

6.2
Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Optionee’s tax liabilities arising from Approved 102 Options which were granted to such Optionee and/or any Shares allocated or issued upon exercise of such Options.

6.3
With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

ISRAELI SHARE OPTION PLAN

6.4
Upon receipt of Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the ISOP, or any Approved 102 Option or Share granted to him thereunder.

7.	SHARES RESERVED FOR THE ISOP; RESTRICTION THEREON

7.1
The Company has reserved an aggregate of ________     (               ) authorized but unissued Shares, for the purposes of this ISOP and for the purposes of  any other share option plans which were previously, or may in the future be, adopted by the Company, subject to adjustment as set forth in Section 9 below (to date, some of such Shares have already been issued upon exercise of options granted under other share option plans of the Company). Any Shares which remain unissued and which are not subject to the outstanding Options at the termination of the ISOP shall cease to be reserved for the purpose of the ISOP, but until termination of the ISOP the Company shall at all times reserve sufficient number of Shares to meet the requirements of the ISOP. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares subject to such Option may again be subjected to an Option under the ISOP or under the Company’s other share option plans.

7.2
Each Option granted pursuant to the ISOP, shall be evidenced by a written Option Agreement between the Company and the Optionee, in such form as the Board or the Committee shall from time to time approve. Each Option Agreement shall state, among other matters, the number of Shares to which the Option relates, the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(i) Option), the Vesting Dates, the Purchase Price per share, the Expiration Date and such other terms and conditions as the Committee or the Board in its discretion may prescribe, provided that they are consistent with this ISOP.

7.3
The Company, at its sole discretion, may require that, until the consummation of an IPO, any Shares issued upon exercise of Options (and securities of the Company issued with respect thereto) shall be voted by an irrevocable proxy (the ”Proxy”) pursuant to the directions of the Board, such Proxy to be assigned to the person or persons designated by the Board and to provide for the power of such designated person(s) to act, instead of the Optionee and on its behalf, with respect to any and all aspects of the Optionee’s shareholdings in the Company. The Proxy may be contained in the Option Agreement of an Optionee or otherwise as the Committee determines. If contained in the Option Agreement, no further document shall be required to implement such Proxy, and the signature of the Optionee on the Option Agreement shall indicate approval of the Proxy thereby granted. Such person or persons designated by the Board shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such Proxy unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the person(s) may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise. Without derogating from the above, with respect to Approved 102 Options, such shares shall be voted in accordance with the provisions of Section 102 and any rules, regulations or orders promulgated thereunder.

ISRAELI SHARE OPTION PLAN

8.	PURCHASE PRICE

8.1
The Purchase Price of each Share subject to an Option shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. Each Option Agreement will contain the Purchase Price determined for each Optionee.

8.2
The Purchase Price shall be payable upon the exercise of the Option in a form satisfactory to the Committee, including without limitation, by cash or check. The Committee shall have the authority to postpone the date of payment on such terms as it may determine.

8.3
The Purchase Price shall be denominated in the currency of the primary economic environment of, either the Company or the Optionee (that is the functional currency of the Company or the currency in which the Optionee is paid) as determined by the Company.

9.	ADJUSTMENTS

Upon the occurrence of any of the following described events, Optionee's rights to purchase Shares under the ISOP shall be adjusted as hereafter provided:

9.1
In the event of Transaction, the unexercised Options then outstanding under the ISOP shall be assumed or substituted for options to purchase an appropriate number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company), per each Share underlying the assumed or substituted Option, as were distributed to the holders of Shares of the Company per each Share held by them, in connection with and pursuant to the Transaction. In the case of such assumption and/or substitution of Options, appropriate adjustments shall be made to the Purchase Price so as to reflect such action and all other terms and conditions of the Option Agreements shall remain unchanged, including but not limited to the vesting schedule, all subject to the determination of the Committee or the Board, which determination shall be in their sole discretion and final. The Company shall notify the Optionee of the Transaction in such form and method as it deems applicable and at such time in advance as notification was given to the holders of other Shares which were issued either upon exercise of Options under this ISOP or upon exercise of options to purchase shares of the Company granted under any other share option plan of the Company..

ISRAELI SHARE OPTION PLAN

9.2
Notwithstanding the above and subject to any applicable law, the Board or the Committee shall have full power and authority to determine with respect to any Options, that in the Option Agreement applicable to such Options there shall be a clause instructing that if, in any such Transaction, the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute any unexercised Options underlying such Option Agreement, the Vesting Dates of such Options shall be accelerated so that any such unexercised Options that are then unvested shall be immediately vested and exercisable as of the date which is ten (10) days prior to the effective date of the Transaction and for a period of 10-days thereafter (upon expiration of which period the Options shall expire).

Notwithstanding the above and subject to any applicable law, unless the Board or the Committee determines otherwise with respect to certain Option(s), if, in any such Transaction, the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute for the Options, all unexercised Options shall expire as of immediately prior to the consummation of the Transaction.

9.3
For the purposes of section 9.1 above, an Option shall be considered assumed or substituted if, following the Transaction, the assumed or substituted Option confers the right to purchase or receive, for each Share underlying such an assumed or substituted Option immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction for each Share held by holders of Shares of the Company on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Transaction is not solely shares (or their equivalent) of the Successor Company or its parent or subsidiary, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the assumed or substituted Option to be solely shares (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding shares in the Transaction; and provided further that the Committee may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Successor Company or its parent or subsidiary, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.

9.4
If the Company is voluntarily liquidated or dissolved while unexercised Options remain outstanding under the ISOP, the Company shall immediately notify all unexercised Option holders of such liquidation, and the Option holders shall then have ten (10) days to exercise any unexercised Vested Option held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-days period, all remaining unexercised Options will terminate immediately.

ISRAELI SHARE OPTION PLAN

9.5
If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of the Shares subject to the ISOP or subject to any Options therefore granted, and the Purchase Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Purchase Price, provided, however, that the Purchase Price shall not be less than the par value of the Share underlying any such Options, and provided further, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding shares. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the ISOP (as set forth in Section 7 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board whose determination shall be final.

9.6
 Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

9.7
Anything herein to the contrary notwithstanding, if prior to the completion of the IPO, a Transaction is consummated pursuant to which, all or substantially all of the shares of the Company are sold, or exchanged for securities of another Company, then each Optionee shall be obliged to sell or exchange, as the case may be, any Shares such Optionee purchased under the ISOP (in accordance with the value of the Optionee’s Shares pursuant to the terms of the Transaction), and perform any action and/or execute any document required in order to effectuate such Transaction, all in accordance with the instructions issued by the Board in connection with the Transaction, whose determination shall be final.

10.	TERM AND EXERCISE OF OPTIONS

10.1
Options shall be exercised by the Optionee by giving written notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company and when applicable, by the Trustee in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the Purchase Price at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

ISRAELI SHARE OPTION PLAN

10.2
Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the date set forth in the Option Agreement (unless otherwise determined in accordance with the provisions of this ISOP with respect to any Option(s), such date shall be seven (7) years from the respective Date of Grant); and (ii) the expiration of any extended period in any of the events set forth in section 10.5 below.

10.3
The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of section 10.5 below, the Optionee is employed by or providing services to the Company or any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

10.4
Subject to the provisions of section 10.5 below, in the event of termination of Optionee’s employment or services, with the Company or any of its Affiliates, all Options granted to such Optionee will immediately expire. A notice of termination of employment or service shall be deemed to constitute termination of employment or service. For the avoidance of doubt, in case of such termination of employment or service, the unvested portion of the Optionee’s Option shall not vest and shall not become exercisable and any unvested portion of the Optionee’s Option shall revert to the ISOP.

10.5
Notwithstanding anything to the contrary hereinabove and unless otherwise determined in the Optionee’s Option Agreement, an Option may be exercised after the date of termination of Optionee's employment or service with the Company or any Affiliates during an additional period of time beyond the date of such termination, but only with respect to the number of Vested Options at the time of such termination according to the Vesting Dates, if:

(i)	termination is without Cause, in which event any Vested Option still in force and unexpired may be exercised within a period of ninety (90) days after the date of such termination; or-

(ii)
termination is the result of death, Retirement or Disability (each, as hereinafter defined) of the Optionee, in which event any Vested Option still in force and unexpired may be exercised within a period of twelve (12) months after the date of such termination; or -

(iii)
prior to the date of such termination, the Committee shall authorize an extension of the terms of all or part of the Vested Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

For avoidance of any doubt, notwithstanding anything herein to the contrary, if termination of employment or service is for Cause, any outstanding unexercised Option (whether vested or non-vested), will immediately expire and terminate, and the Optionee shall not have any right in connection to such outstanding Options.

ISRAELI SHARE OPTION PLAN

As used herein: (i) the term “Disability” means an Optionee’s inability to perform his/her duties to the Company, or to any of its Affiliates, for a consecutive period of at least 180 days, by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Optionee and acceptable to the Company; and (ii) the term “Retirement” means an Optionee's retirement pursuant to applicable law or in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its Affiliates in which the Optionee participates.

10.6
To avoid doubt, the Optionees shall not be deemed owners of the Shares issuable upon the exercise of Options and shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of sections 350 and 351 of the Companies Law or any successor to such section, until registration of the Optionee as holder of such Shares in the Company’s register of shareholders upon exercise of the Option in accordance with the provisions of the ISOP, but in case of Options and Shares held by the Trustee, subject to the provisions of Section 6 of the ISOP.

10.7	Any form of Option Agreement authorized by the ISOP may contain such other provisions as the Committee may, from time to time, deem advisable.

10.8
With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

10.9
The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

10.10
With respect to Unapproved 102 Options, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of Sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

ISRAELI SHARE OPTION PLAN

11.	VESTING OF OPTIONS

11.1
Subject to the provisions of the ISOP, each Option shall vest and become exercisable commencing on the Vesting Date thereof, as determined by the Board or by the Committee, and for the number of Shares as shall be provided in the Option Agreement. However, no Option shall be exercisable after the Expiration Date.

11.2	An Option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Committee may deem appropriate. The vesting provisions of individual Options may vary.

12.	SHARES SUBJECT TO RIGHT OF FIRST REFUSAL AND BRING ALONG

12.1
Notwithstanding anything to the contrary in the Articles of Association of the Company, none of the Optionees shall have a right of first refusal in relation with any Sale (as hereinafter defined) of shares in the Company.

12.2
Unless otherwise determined by the Committee, until such time as the Company shall complete an IPO, an Optionee shall not have the right to sell Shares issued upon the exercise of an Option within six (6) months and one day of the later of the date of exercise of such Option or issuance of such Shares (if such an issuance is not made immediately upon exercise).

12.3
A sale, transfer, assignment or other disposition (collectively, “Sale”) of Shares issuable upon the exercise of an Option shall be subject to the right of first refusal of other shareholders of the Company as set forth in the Articles of Association of the Company or in any agreement among the Company and all or substantially all of its shareholders. In the event that neither the Articles of Association of the Company nor any such agreement shall provide for applicable rights of first refusal, then, unless otherwise determined by the Committee, until such time as the Company shall complete an IPO, the Sale of Shares issuable upon the exercise of an Option shall be subject to a right of first refusal on the part of the Repurchaser(s) , as follows:

(a) Repurchaser(s) means (i) the Company, if permitted by applicable law, ( ii) if the Company is not permitted by applicable law, then any Affiliate of  the Company designated by the Committee; or (iii) if no decision is reached by the Committee, then the Company’s existing shareholders (save, for avoidance of doubt, for other Optionees who already exercised their Options), pro rata in accordance with their respective shareholdings in the Company’s issued and outstanding share capital.

(b) The Optionee shall give a notice of sale (hereinafter the “Notice”) to the Company in order to offer the Shares to the Repurchaser(s). The Company will forward the Notice to the applicable Repurchaser(s).

ISRAELI SHARE OPTION PLAN

(c) The Notice shall specify the name of each proposed purchaser or other transferee (hereinafter the “Proposed Transferee”), the number of Shares offered for sale, the price per Share and the payment terms. The Repurchaser(s) will be entitled for thirty (30) days from the day of receipt of the Notice (hereinafter the “Notice Period”), to purchase all or part of the offered Shares (if the Repurchaser(s) are shareholders of the Company, then such entitlement shall be on a pro rata basis based upon their respective holdings in the Company’s issued and outstanding share capital).

(d) If by the end of the Notice Period not all of the offered Shares have been purchased by the Repurchaser(s), the Optionee shall be entitled to Sell such remaining unpurchased Shares at any time during the ninety (90) days following the end of the Notice Period on terms not more favorable to the Proposed Transferee than those set out in the Notice, provided that the Proposed Transferee agrees in writing that the provisions of this section shall continue to apply to the Shares in the hands of such Proposed Transferee. Any Sale of Shares issued under the ISOP by the Optionee that is not made in accordance with the ISOP or the Option Agreement shall be null and void.

(e) If the consideration to be paid for the Shares is not cash, the value of the consideration shall be determined in good faith by the Company’s Board of Directors, and if the Company cannot for any reason pay for the Shares in the form of non-cash consideration, the Company may pay the cash equivalent thereof, as determined by the Board of Directors.

12.4
Prior to an IPO, and in addition to the right of first refusal, any transfer of Shares by an Optionee shall require the Board of Directors’ approval as to the identity of the transferee and as required under the Company’s Articles of Association. The Board of Directors may refuse to approve the transfer of Shares to any competitor of the Company or to any other person or entity the Board determines, in its discretion, may be detrimental to the Company.

12.5
Anything herein to the contrary notwithstanding, the Optionees shall be bound by the “bring along” provisions of any agreement among the Company and all or substantially all of its shareholders, as in effect from time to time, to the effect that if, prior to the completion of the IPO, shareholders holding a certain percentage of the Company’s share capital (as set forth in such agreement) (“Proposing Holders”), elect to sell all of their equity securities in the Company to a third party, or agree to merge or consolidate the Company with or into another entity, and such sale or merger is conditioned upon the sale of all remaining stock of the Company to such third party, or to the agreement of all of the shareholders, the Optionees shall be required, if so demanded by the Proposing Holders, to sell or transfer all of their equity securities in the Company to such third party at the same price and upon the same terms and conditions as the Proposing Holders.

ISRAELI SHARE OPTION PLAN

13.	PURCHASE FOR INVESTMENT; LIMITATIONS UPON IPO; REPRESENTATIONS

13.1
The Company’s obligation to issue or allocate Shares upon exercise of an Option granted under the ISOP is expressly conditioned upon: (a) the Company’s completion of any registration or other qualifications of such Shares under all applicable laws, rules and regulations or (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee’s death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee.

13.2
The Optionee acknowledges that in the event that the Company’s shares shall be registered for trading in any public market, Optionee’s rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Optionee unconditionally agrees and accepts any such limitations.

13.3	Upon the grant of Options to an Optionee or the issuance of Shares upon the exercise thereof, the Company shall obtain from such the representations and undertakings as follows:

  (a)           That the Optionee is familiar with the Company, its activity and its financial and commercial forecast, and that the Optionee knows that there is no certainty that the exercise of the Options will be financially worthwhile. The Optionee hereby undertakes not to have any claim against the Company or any of its directors, employees, stockholders or advisors if it emerges, at the time of exercising the Options, that the Optionee’s investment in the Company‘s Shares was not worthwhile, for any reason whatsoever.

  (b)           That the Optionee knows that his rights regarding the Options and the Shares are subject for all intents and purposes to the instructions of the Company’s documents of incorporation and to the agreements of the stockholders in the Company.

  (c)           That the Optionee knows that in addition to the allocations set forth above, the Company has allocated and/or is entitled to allocate Options and Shares to other employees and other people, and the Optionee shall have no claim regarding such allocations, their quantity, the relationship among them and between them and the other stockholders in the Company, exercising of the options or any matter related to or stemming from them.

ISRAELI SHARE OPTION PLAN

  (d)           That the Optionee knows that neither the ISOP nor the grant of Option or Shares thereunder shall impose any obligation on the Company to continue the engagement of the Optionee, and nothing in the ISOP or in any Option or Shares granted pursuant thereto shall confer upon any Optionee any right to continue being engaged by the Company, or restrict the right of the Company to terminate such engagement at any time.

14.	DIVIDENDS

With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s Articles of Association (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of  Section 102 and the rules, regulations or orders promulgated thereunder.

15.	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

15.1
No Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to it given to any third party whatsoever, except as specifically allowed under the ISOP, and during the lifetime of the Optionee each and all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee.

Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

15.2
As long as Options and/or Shares are held by the Trustee on behalf of  the Optionee, all rights of the Optionee over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

16.	EFFECTIVE DATE AND DURATION OF THE ISOP

The ISOP shall be effective as of the day it was adopted by the Board and shall terminate at the end of seven (7) years from such day of adoption, unless terminated earlier in accordance with Section 17 hereof.

ISRAELI SHARE OPTION PLAN

17.	AMENDMENTS OR TERMINATION

The Board may at any time, but when applicable, after consultation with the Trustee, amend, alter, suspend or terminate the ISOP. No amendment, alteration, suspension or termination of the ISOP shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. Termination of the ISOP shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Options granted under the ISOP prior to the date of such termination.

18.	GOVERNMENT REGULATIONS

The ISOP, and the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee, including , without limitation,  the United States Securities Act of 1933, the Companies Law, the Securities Law, 1968, and the Ordinance and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction.

19.	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

Neither the ISOP nor the Option Agreement with the Optionee shall impose any obligation on the Company or an Affiliate thereof, to continue any Optionee in its employ or service, and nothing in the ISOP or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or an Affiliate thereof or restrict the right of the Company or an Affiliate thereof to terminate such employment or service at any time.

20.	GOVERNING LAW & JURISDICTION

The ISOP shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the ISOP.

21.	TAX CONSEQUENCES

21.1
Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

ISRAELI SHARE OPTION PLAN

21.2	The Company and/or, when applicable, the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

22.	NON-EXCLUSIVITY OF THE ISOP

The adoption of the ISOP by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise than under the ISOP, and such arrangements may be either applicable generally or only in specific cases.

For the avoidance of doubt, prior grant of options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

23.	MULTIPLE AGREEMENTS

The terms of each Option may differ from other Options granted under the ISOP at the same time, or at any other time. The Board may also grant more than one Option to a given Optionee during the term of the ISOP, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.